================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                           _________________________

                                   FORM 8-K
                           _________________________

                                CURRENT REPORT



    Pursuant to Section 13 Or 15(D) of the Securities Exchange Act Of 1934

        Date of Report (Date of earliest event reported):  May 20, 1999



                            TITAN EXPLORATION, INC.
                            -----------------------

            (Exact name of Registrant as specified in its charter)


           Delaware                   000-21843                75-2671582
   -------------------------          ---------                ----------
(State or other jurisdiction of       Commission             (I.R.S. Employer
incorporation or organization)        File Number           Identification No.)



   500 West Texas, Suite 200
        Midland, Texas                                            79701
   -------------------------                                      -----
     (Address of principal                                      (Zip Code)
       executive offices)

      Registrant's Telephone Number, including area code:  (915) 498-8600

                                Not applicable
   -------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)

--------------------------------------------------------------------------------
================================================================================

                            TITAN EXPLORATION, INC.

                 FORWARD LOOKING INFORMATION AND RISK FACTORS

     Titan Exploration, Inc. (the "Company") or its representatives may make forward looking statements, oral or written, including statements in this report, press releases and filings with the Securities and Exchange Commission, regarding estimated future net revenues from oil and natural gas reserves and the present value thereof, planned capital expenditures (including the amount and nature thereof), increases in oil and gas production, the number of wells the Company anticipates drilling through 1999, potential reserves and the Company's financial position, business strategy and other plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effects on its business or operations. Among the factors that could cause actual results to differ materially from the Company's expectations are general economic conditions, inherent uncertainties in interpreting engineering data, operating hazards, delays or cancellations of drilling operations for a variety of reasons, competition, fluctuations in oil and gas prices, government regulations and other factors set forth in the Company's Annual Report on Form 10-K. All subsequent oral and written forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company assumes no obligation to update any of these statements.

Item 2.   Acquisition or Disposition of Assets

Completed Dispositions:

          In the fourth quarter of 1998, the Company approved a plan to dispose of non-strategic assets, including its Gulf of Mexico, Gulf Coast and certain Permian Basin assets. The Company's reason to dispose of these assets varied depending on the portfolio of assets being considered. The disposition would allow the Company to (a) realize full value for certain assets whose value was not fully reflected in the public valuation of the Company in the capital markets, (b) redeploy capital to higher return projects or acquisitions, (c) invest in projects that may accelerate cash flow to the Company, (d) eliminate certain administrative costs and (e) reduce the Company's debt obligations.

          In April 1999, the Company entered into an agreement with Coastal Oil & Gas Corporation to sell the Company's assets in the Gulf of Mexico for $71.3 million in cash subject to due diligence, adjustments and certain other conditions ("Coastal Agreement"). On May 20 and 21, 1999, the Company received the cash proceeds pursuant to the Coastal Agreement. The proceeds were used to reduce the Company's bank debt.

          The assets sold pursuant to the Coastal Agreement are briefly described below:

          . The Company's interest (through a wholly-owned subsidiary) in certain oil and gas properties, all located in the Gulf of Mexico.

          . Certain oil and gas properties, all located in the Gulf of Mexico, owned by an entity in which the Company has a 15% interest.

          . The Company's 1% interest in Dauphin Island Gathering Partners ("DIGP"), which owns the Dauphin Island Gathering System (DIGS). DIGS consists of a regulated offshore transmission system and non-regulated offshore gathering system which delivers gas to two market outlets.

          . The Company's .86% interest (and related purchase option) in Mobile Bay Processing Partners ("MBPP") which has constructed a natural gas processing plant, to which the DIGS system is connected.

          . The Company's .86% interest (and related purchase option) in Gulf Coast NGL Pipeline, L.L.C., which owns a 16.67% interest in Tri-States NGL Pipeline, L.L.C., the entity that is constructing a natural gas liquids pipeline.

          During the period from January 1999 through April 1999, the Company has disposed of other oil and gas properties for proceeds of approximately $6 million. The proceeds were used to reduce the Company's bank debt.

Pending Dispositions:

          Currently, the Company has plans to dispose of other non-strategic oil and gas properties in the Permian Basin with expected proceeds ranging from $10 million to $15 million. The proceeds from such dispositions will be used to reduce the Company's bank debt.

Item 7.   Financial Statements and Exhibits

          (b)    Pro Forma Financial Information

                 The unaudited pro forma combined financial statements of Titan Exploration, Inc. (the "Company") have been prepared to give effect to (i) the pending disposition of certain non-strategic assets ("Pending Sales") and (ii) the completed disposition of certain non-strategic assets ("Completed Sales") collectively "Assets Sold"). The unaudited pro forma combined balance sheet are presented as if the sale of the Pending Sales occurred at the balance sheet date and the unaudited pro forma combined statements of operations are presented as if the Assets Sold were disposed of on January 1, 1998.

          (c)    Exhibits

          10.10 Purchase and Sale Agreement, dated April 28, 1999, by and among OEDC Exploration & Production, L.P., a Texas limited partnership ("Seller), and Coastal Oil & Gas USA, L.P., a Delaware limited partnership ("Buyer").

             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                            TITAN EXPLORATION, INC.

     The unaudited pro forma combined financial statements have been prepared to give effect to (i) the pending disposition of certain non-strategic assets ("Pending Sales") and (ii) the completed disposition of certain non-strategic assets ("Completed Sales") (collectively "Assets Sold"). The unaudited pro forma combined balance sheet is presented as if the sale of the Pending Sales occurred at the balance sheet date and the unaudited pro forma combined statements of operations are presented as if the Assets Sold were disposed of on January 1, 1998.

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the dates specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors.

     The following unaudited pro forma combined financial statements should be read in conjunction with the consolidated financial statements and the related notes of Titan Exploration, Inc. (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and in the Quarterly Report on Form 10-Q for three months ended March 31, 1999.

                            TITAN EXPLORATION, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                March 31, 1999
                                (In thousands)

                                                                         The                           Pro Forma
                                                                       Company     Adjustments          Combined
                                                                     -----------  -------------        ---------
                              ASSETS

Current assets:
   Cash and cash equivalents                                         $     1,086                       $   1,086
   Accounts receivable:
    Oil and gas                                                           10,027           (129) (a)       9,898
    Other                                                                    770           (188) (a)         582
   Inventories                                                             1,416                           1,416
   Assets held for sale                                                   84,301        (84,301) (a)           -
   Prepaid expenses and other current assets                                 371                             371
                                                                     -----------                       ---------

     Total current assets                                                 97,971                          13,353
                                                                     -----------                       ---------

Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts method of accounting:
    Proved properties                                                    301,903                         301,903
    Unproved properties                                                    7,803                           7,803
   Other property and equipment                                            6,353                           6,353
   Accumulated depletion, depreciation and amortization                 (102,860)                       (102,860)
                                                                     -----------                       ---------

                                                                         213,199                         213,199
                                                                     -----------                       ---------

Other assets                                                                 734           (377) (a)         357
                                                                     -----------                       ---------

                                                                     $   311,904                       $ 226,909
                                                                     ===========                       =========

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and liabilities:
    Trade                                                            $     8,651                       $   8,651
    Accrued interest                                                       1,624                           1,624
    Other                                                                  5,638           (565) (a)       5,073
                                                                     -----------                       ---------
     Total current liabilities                                            15,913                          15,348
                                                                     -----------                       ---------

Long-term debt                                                           148,300        (83,422) (a)      64,878
Other liabilities                                                          5,077         (3,709) (a)       1,368
Stockholders' equity:
   Preferred Stock                                                             -                               -
   Common Stock                                                              405                             405
   Additional paid-in capital                                            278,109                         278,109
   Treasury stock, at cost                                               (20,020)                        (20,020)
   Deferred compensation                                                  (3,790)                         (3,790)
   Accumulated deficit                                                  (112,090)         2,701  (a)    (109,389)
                                                                     -----------                       ---------
     Total stockholders' equity                                          142,614                         145,315
                                                                     -----------                       ---------

                                                                     $   311,904                       $ 226,909
                                                                     ===========                       =========

 See accompanying notes to unaudited pro forma combined financial statements.

                            TITAN EXPLORATION, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         Year ended December 31, 1998
                     (in thousands, except per share data)

                                                  The                                                  Pro Forma
                                                Company          Assets Sold         Adjustments        Combined
                                               ---------         -----------         -----------       ---------
Revenues:
  Gas Sales                                    $  42,844         $    (9,533)                          $  33,311
  Oil Sales                                       30,032              (3,448)                             26,584
                                               ---------         -----------                           ---------
     Total revenues                               72,876             (12,981)                             59,895
                                               ---------         -----------                           ---------

Expenses:
  Oil and gas production                          27,078              (7,277)                             19,801
  Production and other taxes                       5,725                (463)                              5,262
  General and administrative                       9,163              (2,215)                              6,948
  Amortization of stock option awards              5,055                   -                               5,055
  Exploration and abandonment                     17,596              (2,111)                             15,485
  Depletion, depreciation and amortization        27,090              (6,259)                             20,831
  Impairment of long-lived assets                 25,666             (17,309)                              8,357
  Restructuring costs                                625                   -                (625) (b)          -
                                               ---------         -----------                           ---------

     Total expenses                              117,998             (35,634)                             81,739
                                               ---------         -----------                           ---------

     Operating income (loss)                     (45,122)             22,653                             (21,844)
                                               ---------         -----------                           ---------

Other income (expense):
  Equity in net loss of affiliates                  (458)                458                                   -
  Interest income                                    125                   -                                 125
  Interest expense                                (8,648)                  -               5,759  (c)     (2,889)
  Gain on sale of assets                             923                   -                (923) (d)          -
  Other                                              582                (579)                                  3
                                               ---------         -----------                           ---------

     Income (loss) before income taxes           (52,598)             22,532                             (24,605)

Income tax benefit                                (5,381)                  -                              (5,381)
                                               ---------         -----------                           ---------

     Net income (loss)                         $ (47,217)        $    22,532                           $ (19,224)
                                               =========         ===========                           =========

     Net loss per share                        $   (1.22)                                              $   (0.50)
                                               =========                                               =========

     Net loss per share - assuming dilution    $   (1.22)                                              $   (0.50)
                                               =========                                               =========

Weighted average common shares outstanding        38,808                                                  38,808
                                               =========                                               =========

 See accompanying notes to unaudited pro forma combined financial statements.

                            TITAN EXPLORATION, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       Three Months ended March 31, 1999
                     (in thousands, except per share data)

                                                  The                                                  Pro Forma
                                                Company          Assets Sold         Adjustments        Combined
                                               ---------         -----------         -----------       ---------
Revenues:
  Gas Sales                                    $   8,411         $    (1,716)                         $    6,695
  Oil Sales                                        6,369                (820)                              5,549
                                               ---------         -----------                          ----------
     Total revenues                               14,780              (2,536)                             12,244
                                               ---------         -----------                          ----------

Expenses:
  Oil and gas production                           4,953              (1,182)                              3,771
  Production and other taxes                       1,207                 (79)                              1,128
  General and administrative                       2,169                (361)                              1,808
  Amortization of stock option awards              1,263                   -                               1,263
  Exploration and abandonment                      2,545                (229)                              2,316
  Depletion, depreciation and amortization         4,826              (1,242)                              3,584
  Impairment of long-lived assets                 25,900             (25,900)                                  -
                                               ---------         -----------                          ----------

     Total expenses                               42,863             (28,993)                             13,870
                                               ---------         -----------                          ----------

     Operating income (loss)                     (28,083)             26,457                              (1,626)
                                               ---------         -----------                          ----------

Other income (expense):
  Equity in net loss of affiliates                  (115)                115                                   -
  Interest income                                     11                   -                                  11
  Interest expense                                (2,551)                  -               1,408  (c)     (1,143)
  Gain on sale of assets                             202                   -                (202) (d)          -
  Other                                              533                (500)                                 33
                                               ---------         -----------                          ----------

     Income (loss) before income taxes           (30,003)             26,072                              (2,725)

Income tax benefit                                     -                   -                                   -
                                               ---------         -----------                          ----------

     Net income (loss)                         $ (30,003)        $    26,072                          $   (2,725)
                                               =========         ===========                          ==========

     Net loss per share                        $   (0.79)                                             $    (0.07)
                                               =========                                              ==========

     Net loss per share - assuming dilution    $   (0.79)                                             $    (0.07)
                                               =========                                              ==========

Weighted average common shares outstanding        37,935                                                  37,935
                                               =========                                              ==========

 See accompanying notes to unaudited pro forma combined financial statements.

                           TITAN EXPLORATION, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     December 31, 1998 and March 31, 1999

Note 1.   Basis of Presentation

     The unaudited pro forma combined financial statements of Titan Exploration, Inc. (the "Company") have been prepared to give effect to (i) the pending disposition of certain non-strategic assets ("Pending Sales") and (ii) the completed disposition of certain non-strategic assets ("Completed Sales") (collectively "Assets Sold"). The unaudited pro forma combined balance sheet is presented as if the sale of the Pending Sales occurred at the balance sheet date and the unaudited pro forma combined statements of operations are presented as if the Assets Sold were disposed of on January 1, 1998.

     Following is a description of the individual columns included in the unaudited pro forma combined financial statements:

     The Company. Represents the consolidated balance sheet of the Company as of March 31, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 and the three months ended March 31, 1999.

     Assets Sold. Reflects the results of operations (before income taxes) for Assets Sold for the year ended December 31, 1998 and the three months ended March 31, 1999.

Note 2.   Pro Forma Entries

(a) To record the sales of the Assets Sold (including the related income tax effects) that were pending at March 31, 1999 and apply the proceeds to reduce the outstanding bank indebtedness.

(b) To eliminate the restructuring costs which were costs directly attributable to the termination of staff employed in the operation of the Assets Sold.

(c) To adjust interest expense for the application of the sales proceeds from the Assets Sold to reduce the Company's long-term debt.

(d) To eliminate the gain on sale of assets related to the Completed Sales in 1998 and 1999.

                           TITAN EXPLORATION, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)
                     December 31, 1998 and March 31, 1999

Note 3.   Income Taxes

     The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes. "

Note 4.   Supplemental Oil and Gas Reserve Information (Unaudited)

     The following unaudited pro forma combined supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the Assets Sold had occurred on January 1, 1998.

     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1998.

                                                      Oil and
                                          Natural    Condensate
                                         Gas (MMcf)    (MBbls)
                                         ----------  ----------
     Total Proved Reserves:
       Balance, January 1, 1998             304,184      27,255
       Revisions of previous estimates      (10,220)     (8,078)
       Purchase of minerals-in-place          5,746       1,373
       Extensions and discoveries            11,250       1,932
       Production                           (21,935)     (2,206)
                                         ----------  ----------

       Balance, December 31, 1998           289,025      20,276
                                         ==========  ==========

     Proved Developed Reserves:
       January 1, 1998                      189,446      20,921
       December 31, 1998                    202,203      13,233

                            TITAN EXPLORATION, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)
                     December 31, 1998 and March 31, 1999

Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                                                           December 31,
                                                               1998
                                                          -------------
                                                          (in thousands)
  Future:
     Cash Flows                                           $     627,931
     Production costs                                          (204,186)
     Development costs                                          (43,101)
     Future income taxes                                        (28,908)
                                                          -------------
     Future net cash flows                                      351,736

  10% annual discount for estimated timing of cash flows       (150,059)
                                                          -------------
  Standardized measure of discounted net cash flows       $     201,677
                                                          =============

Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1998 are as follows (in thousands):

  Standardized Measure, beginning of year                 $     304,651
   Extensions and discoveries less related costs                 13,910
   Revisions of previous quantity estimates                     (32,244)
   Net change in income tax                                      84,712
   Net change in prices and production costs                    (95,275)
   Sales, net of production costs                               (34,832)
   Accretion of discount                                         30,465
   Other                                                        (69,710)
                                                          -------------

  Standardized measure, end of year                       $     201,677
                                                          =============

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TITAN EXPLORATION, INC.



                              By:   /s/ Jack Hightower
                                    ------------------
                                    Jack Hightower
                                    President and Chief Executive Officer



                              By:   /s/ William K. White
                                    --------------------
                                    William K. White
                                    Vice President, Finance and
                                    Chief Financial Officer


Date: June 1, 1999